POWER OF ATTORNEY
Know all by these presents, that the undersigned
hereby constitutes and appoints each of Judi Irving,
Chief Executive Officer and Robert Chilton, Chief
Financial Officer and Corporate Secretary, signing
singly, as the undersigned's true and lawful attorney-
in-fact to:
(a)	execute for and on behalf of the undersigned, in
the undersigned's capacity as an officer and/or
director of HemaCare Corporation (the "Company"),
Forms 3, 4 and 5 in accordance with Section 16(a) of
the Securities Exchange Act of 1934 and the rules
thereunder;
(b)	execute and submit for and on behalf of the
undersigned Form ID of the Securities and Exchange
Commission to obtain personal code numbers for the
electronic filing of reports;
(c)	execute for and on behalf of the undersigned
Schedule 13D or Schedule 13G, or any amendment
thereto, in accordance with Section 13(d) of the
Securities Exchange Act of 1934 and the rules
thereunder;
(d)	do and perform any and all acts for and on behalf
of the undersigned that may be necessary or desirable
to complete and execute any such Form 3, 4 or 5, Form
ID, or Schedule 13D or 13G, complete and execute any
amendment or amendments thereto, and file such form
with the United States Securities and Exchange
Commission and any stock exchange or similar
authority; and
(e)	take any other action of any type whatsoever in
connection with the foregoing which, in the opinion of
such attorney-in-fact, may be of benefit to, in the
interest of, or legally required by, the undersigned,
it being understood that the documents executed by
such attorney-in-fact on behalf of the undersigned
pursuant to this Power of Attorney shall be in such
form and shall contain such terms and conditions as
such attorney-in-fact may approve in such attorney-in-
fact's discretion.
The undersigned hereby grants to each such attorney-
in-fact full power and authority to do and perform any
and every act and thing whatsoever requisite,
necessary, or proper to be done in the exercise of any
of the rights and powers herein granted, as fully to
all intents and purposes as the undersigned might or
could do if personally present, with full power of
substitution or revocation, hereby ratifying and
confirming all that such attorney-in-fact, or such
attorney-in-fact's substitute or substitutes, shall
lawfully do or cause to be done by virtue of this
Power of Attorney and the rights and powers herein
granted.  The undersigned acknowledges that the
foregoing attorneys-in-fact, in serving in such
capacity at the request of the undersigned, are not
assuming, nor is the Company assuming, any of the
undersigned's responsibilities to comply with
Section 16 or Section 13(d) of the Securities Exchange
Act of 1934.
This Power of Attorney shall remain in full force and
effect until the undersigned is no longer required to
file Forms 3, 4 and 5 or Schedule 13D or 13G with
respect to the undersigned's holdings of and
transactions in securities issued by the Company,
unless earlier revoked by the undersigned in a signed
writing delivered to the foregoing attorneys-in-fact.
IN WITNESS WHEREOF, the undersigned has caused this
Power of Attorney to be executed as of this 17th day
of  March, 2005.
______________________________________

Steven B. Gerber








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